Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS RECORD QUARTERLY EARNINGS

AND TOTAL ASSETS OF OVER $1 BILLION

July 21, 2016 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported a net income available to common shareholders (earnings) of $2,022,000 or $0.48 per common share basic and diluted for the quarter ended June 30, 2016, compared to earnings of $1,952,000 or $0.46 per common share basic and diluted for the quarter ended June 30, 2015.  The earnings for the second quarter of 2016 represent a record high for Mid Penn.  For the six months ended June 30, 2016, earnings were $3,827,000 or $0.91 per common share basic and diluted, compared to earnings of $2,828,000 or $0.71 per common share basic and diluted for the same period in 2015.

Mid Penn also reported that total assets as of June 30, 2016 grew to $1,012,884,000, reflecting an increase of 8.7%, compared to total assets of $931,638,000 as of December 31, 2015.  For the six months ending June 30, 2016, loan growth was $29,962,000, and investments increased $31,621,000.  The year-to-date increase in these interest-earning assets was funded by strong deposit growth, as total deposits at the end of the second quarter of 2016 increased by $116,397,000 compared to year-end 2015.  In addition to supporting loan and investment growth, the additional funds from the year-to-date deposit growth were used to repay $41,707,000 in short- and long-term borrowings.

PRESIDENT’S STATEMENT

On behalf of our Board of Directors and our team of dedicated employees, I am very pleased to report that Mid Penn achieved record levels of both quarterly earnings and total assets for the period ending June 30, 2016.  Reflecting our favorable operating performance, our Return on Average Equity increased to 11.28% for the second quarter of 2016.  Mid Penn is now a community banking franchise with over $1 billion in total assets reflecting a high-credit-quality loan portfolio, funded primarily by lower-cost deposits, with client-focused products and solutions to develop new and expanded relationships with both commercial and retail customers.  As we strive to increase shareholder value while delivering sound returns, we look to maintain this positive earnings momentum through continued qualitative growth in interest-earning assets and core banking revenues, while seeking to further expand noninterest income sources from fee-based deposit account activities, small business lending, mortgage banking, and wealth management and trust services.  We also remain committed to identifying and implementing operating efficiencies in our back office, and expanding our delivery channels, to benefit from both technology and economies of scale to effectively add new customers and integrate new markets.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income increased $47,000 or 0.6% to $8,533,000 for the three months ended June 30, 2016 compared to $8,486,000 for the three months ended June 30, 2015.  Through the first six months of 2016, net interest income was $16,948,000, an increase of $1,424,000 or 9.2% compared to net interest income of $15,524,000 during the same period in 2015.  Net interest income in 2016 was positively impacted by core loan growth, as well as a full six months of income on the interest-earning assets from the Phoenix Bancorp acquisition (the reported earnings for the first half of 2015 included only four months of interest income from acquired assets as the Phoenix acquisition was effective on March 1, 2015).

For the three months ended June 30, 2016, Mid Penn’s tax-equivalent net interest margin was 3.85% as compared to 4.22% for the three months ended June 30, 2015.  For the six months ended June 30, 2016, Mid Penn’s tax-equivalent net interest margin was 3.90% versus 4.10% for the six months ended June 30, 2015.  The higher net interest margin in 2015 was predominantly the result of the recognition of $452,000 of income in both the three and six months ended June 30, 2015 from the successful resolution of three legacy Phoenix loans acquired with credit deterioration.  Also, the investment portfolio had a lower yield during the three and six months ended June 30, 2016, versus the same periods in 2015, as several securities which matured or were called in the first half of 2016 had higher yields compared to replacement investments purchased in the persistent lower-yield bond market conditions.

Noninterest Income

Noninterest income increased $305,000 or 27.9% during the three months ended June 30, 2016, compared to the three months ended June 30, 2015.  During the six months ended June 30, 2016, noninterest income increased $588,000 or 28.8% versus the six months ended June 30, 2015.

For the first half of 2016, mortgage banking income favorably increased $212,000 over the same period in 2015.  Increased residential real estate financing activity throughout Mid Penn’s footprint, favorably low mortgage market interest rates, and the addition of seasoned loan originators collectively contributed to the increased revenue from this business line.

Mid Penn also experienced increased origination and sales activity in Small Business Administration (“SBA”) loans, resulting in an increase of $122,000 of related loan sale gains during the first six months of 2016 compared to the same period in 2015.  More qualified borrowers continue to take advantage of Mid Penn’s Preferred Lender status with the SBA.

During the second quarter of 2016, Mid Penn took advantage of increased market values on several securities to reposition some of its investment portfolio, including selling a large volume of longer-term and rate-sensitive CMOs, as well as certain municipal bonds and agency notes.  Mid Penn realized $213,000 in securities gains in the first half of 2016 as a result of these investment management activities.  In comparison, during the first six months of 2015, Mid Penn realized $177,000 from gains on sales of securities.

Other noninterest income increased $117,000 for the six months ended June 30, 2016 compared to the six months ended June 30, 2015, primarily as a result of the $86,000 gain on the sale of insurance policies upon the dissolution of Mid Penn Insurance Services, LLC, a wholly-owned subsidiary of Mid Penn Bank, effective March 1, 2016.  The decision was made to liquidate the subsidiary due to the lack of consistent profitability and growth.

Noninterest Expense

Noninterest expenses increased $279,000 or 4.2% during the three months ended June 30, 2016, versus the same period in 2015.  During the six months ended June 30, 2015, noninterest expenses increased $621,000 or 4.7%, versus the six months ended June 30, 2015.

Mid Penn’s efficiency ratio during the second quarter of 2016 was 67.9% compared to 66.4% in the second quarter of 2015.  During the first six months of 2016, the efficiency ratio was 68.6%, versus 68.5% during the same period in 2015.

Salaries and employee benefit expenses increased $686,000 during the six months ended June 30, 2016 versus the same period in 2015.  The increase primarily was attributable to franchise expansion, including (i) the addition of employees from the March 1, 2015 Phoenix acquisition, (ii) staff added to serve in Mid Penn’s branch in the Mechanicsburg, PA market opened in June 2015, and (iii) an increase in lending personnel and credit support staff in alignment with Mid Penn’s core banking growth.

In connection with the acquisition of Phoenix in March 2015, Mid Penn incurred $762,000 of nonrecurring merger-related expenses in the first half of 2015, while no merger expenses were incurred in the first six months of 2016.

Mid Penn realized losses of $132,000 on the sale/write-down of foreclosed assets during the first half of 2016, as compared to $17,000 for the same period in 2015, reflecting the workout of certain holdings in the Bank’s portfolio of other real estate owned.

Occupancy expenses for the six months ended June 30, 2016 increased by $96,000 compared to the same period in 2015.  This increase was impacted by the inclusion of rent and other occupancy costs from the four acquired Phoenix branches and the addition of the Mechanicsburg, PA branch.  Equipment expenses, bank shares tax expense, and other expenses also saw increases for the first six months of 2016 compared to the same period of 2015 related primarily to franchise growth.

FINANCIAL CONDITION

Loans

Total loans at June 30, 2016 were $769,153,000 compared to $739,191,000 at December 31, 2015, an increase of $29,962,000, or 4.1%.  The main driver of Mid Penn’s loan growth continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $116,397,000, or 15.0%, from $777,043,000 at December 31, 2015 to $893,440,000 at June 30, 2016.  Over the last six months, all deposit categories increased due to both strong retail branch deposit growth and cash management sales efforts.  Mid Penn continues to shift its funding composition towards lower-cost deposits from higher-cost borrowings.

Investments

Mid Penn’s total available-for-sale securities portfolio increased $31,621,000, or 23.3%, from $135,721,000 at December 31, 2015 to $167,342,000 at June 30, 2016.  Mid Penn increased its investment holdings primarily to maintain pledging requirements related to an increase in public fund and other collateralized nonprofit deposit balances during the first six months of 2016.

Capital

Shareholders’ equity increased by $4,406,000, or 6.3%, from $70,068,000 at December 31, 2015 to $74,474,000 at June 30, 2016, due to retained earnings and an increase in accumulated other comprehensive income for the first six month from the normal operations of Mid Penn.  Regulatory capital ratios for both the holding company and the Bank at June 30, 2016 and December 31, 2015 exceeded regulatory “well-capitalized” levels.

ASSET QUALITY

Total nonperforming assets at June 30, 2016 were $5,468,000, a reduction compared to $6,062,000 at December 31, 2015, and $9,341,000 at June 30, 2015.  The ratio of nonperforming assets to total loans and other real estate decreased to 0.71% as of June 30, 2016, as compared to 0.82% as of December 31, 2015 and 1.32% as of June 30, 2015.  The reduced level of nonperforming assets has primarily been the result of thorough underwriting and risk analysis of new extensions of credit, as well as diligent portfolio monitoring, and timely collection and workout efforts, which have resulted in reduced delinquency.

Mid Penn had net loan recoveries of $9,000 during the first six months of 2016, compared to net charge-offs of $465,000 during the same period in 2015.

Based upon its analysis of loan and lease loss allowance adequacy, management recorded a $395,000 loan loss provision for the three months ended June 30, 2016, compared to a provision of $300,000 for the three months ended June 30, 2015.  During the six months ended June 30, 2016, the provision for loan and lease losses was $735,000, compared to $600,000 for the six months ended June 30, 2015.  The allowance for loan and lease losses as a percentage of total loans was 0.90% at June 30, 2016, compared to 0.83% at December 31, 2015.  Loan loss reserves as a percentage of nonperforming loans was 140.28% at June 30, 2016, compared to 126.46% at December 31, 2015.  Management believes, based on information currently available, that the allowance for loan and lease losses of $6,912,000 is adequate as of June 30, 2016 to cover specifically identifiable loan losses, as well as estimated losses inherent in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

	June 30,	December 31,	Change
(Dollars in thousands)	2016	2015	$	%

Total Assets	$1,012,884	$931,638	$81,246	8.7%
Total Loans	769,153	739,191	29,962	4.1%
Total Deposits	893,440	777,043	116,397	15.0%
Total Equity	74,474	70,068	4,406	6.3%

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended				Six Months Ended
(Dollars in thousands, except per share	June 30,		Change		June 30,		Change
data)	2016	2015	$	%	2016	2015	$	%

Net Interest Income	$8,533	$8,486	$47	0.6%	$16,948	$15,524	$1,424	9.2%
Net Income Available to Common Shareholders	2,022	1,952	70	3.6%	3,827	2,828	999	35.3%
Basic Earnings per Common Share	0.48	0.46	0.02	4.3%	0.91	0.71	0.20	28.2%
Return on Average Equity	11.28%	11.21%	N/A	0.6%	10.75%	8.89%	N/A	20.9%

CAPITAL RATIOS (Unaudited):

			To Be Well-Capitalized
			Under Prompt
			Corrective Action
	June 30, 2016	December 31, 2015	Provisions:

Leverage Ratio	6.9%	7.1%	5.0%
Common Tier 1 Capital (to Risk Weighted Assets)	9.2%	9.1%	6.5%
Tier 1 Capital (to Risk Weighted Assets)	9.2%	9.1%	8.0%
Total Capital (to Risk Weighted Assets)	11.2%	11.0%	10.0%

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)
	June 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$14,625	$12,329
Interest-bearing balances with other financial institutions	1,232	955
Federal funds sold	25,103	-
Total cash and cash equivalents	40,960	13,284
Interest-bearing time deposits with other financial institutions	987	4,317
Investment securities available for sale	167,342	135,721
Loans and leases, net of unearned interest	769,153	739,191
Less: Allowance for loan and lease losses	(6,912)	(6,168)
Net loans and leases	762,241	733,023
Bank premises and equipment, net	13,492	13,993
Cash surrender value of life insurance	12,651	12,516
Restricted investment in bank stocks	2,643	4,266
Foreclosed assets held for sale	540	1,185
Accrued interest receivable	3,943	3,813
Deferred income taxes	618	1,821
Goodwill	3,918	3,918
Core deposit and other intangibles, net	594	665
Other assets	2,955	3,116
Total Assets	$1,012,884	$931,638
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$122,731	$103,721
Interest bearing demand	297,838	247,356
Money Market	239,878	208,386
Savings	60,767	56,731
Time	172,226	160,849
Total Deposits	893,440	777,043
Short-term borrowings	-	31,596
Long-term debt	30,194	40,305
Subordinated debt	7,409	7,414
Accrued interest payable	698	390
Other liabilities	6,669	4,822
Total Liabilities	938,410	861,570
Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
4,229,006 and 4,226,717 shares issued and outstanding at
June 30, 2016 and at December 31, 2015, respectively	4,229	4,227
Additional paid-in capital	40,609	40,559
Retained earnings	25,860	23,470
Accumulated other comprehensive income	3,776	1,812
Total Shareholders’ Equity	74,474	70,068
Total Liabilities and Shareholders' Equity	$1,012,884	$931,638

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
INTEREST INCOME
Interest & fees on loans and leases	$8,905	$8,743	$17,712	$15,897
Interest on interest-bearing balances	2	11	9	22
Interest and dividends on investment securities:
U.S. Treasury and government agencies	311	304	633	635
State and political subdivision obligations, tax-exempt	548	517	1,012	1,048
Other securities	78	68	172	199
Interest on federal funds sold and securities purchased under agreements to resell	15	1	18	1
Total Interest Income	9,859	9,644	19,556	17,802
INTEREST EXPENSE
Interest on deposits	1,092	980	2,131	1,894
Interest on short-term borrowings	12	11	25	22
Interest on long-term debt	222	167	452	362
Total Interest Expense	1,326	1,158	2,608	2,278
Net Interest Income	8,533	8,486	16,948	15,524
PROVISION FOR LOAN AND LEASE LOSSES	395	300	735	600
Net Interest Income After Provision for Loan and Lease Losses	8,138	8,186	16,213	14,924
NONINTEREST INCOME
Income from fiduciary activities	139	120	245	247
Service charges on deposits	158	167	313	317
Net gain on sales of investment securities	213	-	213	177
Earnings from cash surrender value of life insurance	65	71	135	127
Mortgage banking income	246	153	432	220
ATM debit card interchange income	209	196	409	351
Merchant services income	85	61	152	111
Net gain on sales of SBA loans	75	143	265	143
Other income	208	182	466	349
Total Noninterest Income	1,398	1,093	2,630	2,042
NONINTEREST EXPENSE
Salaries and employee benefits	3,723	3,440	7,446	6,760
Occupancy expense, net	499	496	1,046	950
Equipment expense	411	422	846	735
Pennsylvania Bank Shares tax expense	206	116	409	231
FDIC Assessment	147	165	300	304
Legal and professional fees	183	161	385	304
Marketing and advertising expense	139	147	223	235
Software licensing	334	404	665	723
Telephone expense	143	140	285	263
Loss on sale/write-down of foreclosed assets	28	(15)	132	17
Intangible amortization	34	29	71	43
Merger and acquisition expense	-	-	-	762
Other expenses	1,074	1,137	2,095	1,955
Total Noninterest Expense	6,921	6,642	13,903	13,282
INCOME BEFORE PROVISION FOR INCOME TAXES	2,615	2,637	4,940	3,684
Provision for income taxes	593	593	1,113	677
NET INCOME	2,022	2,044	3,827	3,007
Series B preferred stock dividends	-	88	-	175
Series C preferred stock dividend	-	4	-	4
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,022	$1,952	$3,827	$2,828

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.48	$0.46	$0.91	$0.71
Cash Dividends Distributed	$0.12	$0.10	$0.34	$0.20

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.